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                                                                  Exhibit 10.9

                        AltiGen Communications, Inc.
                            DISTRIBUTOR AGREEMENT



     THIS DISTRIBUTOR AGREEMENT ("Agreement") is made and entered into as of this _____ day of April, 1997 (the "Effective Date") by and between ALTIGEN COMMUNICATIONS, INC., with principal offices at 45635 Northport Loop East, California 94538 ("AltiGen") and Kanematsu; Semiconductor Corporation, a Japanese corporation, with principal offices at 6-1, Shintomi l-chome, Chuo-ku, Tokyo 104, Japan ("Distributor").

     In consideration of the mutual covenants contained herein, the parties agree as follows:


1.   DEFINITIONS

     1.1 End User means a licensee who acquires Products for Internal Use (rather than distribution or resale) in accordance with the terms of an End-User License Agreement substantially in the form of the End-User License Agreement attached hereto as Exhibit A (the "End-User Agreement").

     1.2 Internal Use means use for purposes which do not directly produce revenue for the End User. "Internal Use" does not include timesharing.

     1.3. Intellectual Property means any patent, copyright, trade name, trade mark, trade secret, know-how, mask work or any other intellectual property right or proprietary information or technology, whether registered or unregistered.

     1.4. Product means software program packages and physical computer hardware, including (1) a program code, in object code form only, on diskette(s) or CD-ROM (the "Program"); (2) physical computer hardware including computer boards, computer power supply, computer cables (the "PC Hardware"); (3) instruction booklets and other information prepared for End-Users concerning the use of the program and computer hardware ("Documentation"); (4) an End-User Agreement. The Products include only those listed by title and functional description on the "Product and Price List" attached hereto as Exhibit B.

     1.5. Purchase Objectives means the minimum quantity of each Product which Distributor commits to purchase quarterly during the term of this Agreement, as mutually agreed upon and set forth in Exhibit C attached hereto.

     1.6. Territory means [*]. In the event Distributor achieves design-in of the Product into any customer's system in the Territory and such customer decides to purchase such Products outside of the Territory, AltiGen shall pay to Distributor a commission agreed upon between AltiGen and Distributor on a case by case basis.

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     1.7  Assigned Customers means customers assigned to Distributor, as listed in the Exhibit E attached hereto

2.   GRANT OF DISTRIBUTION RIGHT


     Subject to the terms and conditions set forth in this Agreement, AltiGen hereby grants to Distributor a non-exclusive, non-transferable right to (a) market and distribute the Products to original equipment manufacturers, system integrators and Dealers located in the Territory. and (b) use the Products for those purposes set forth in the Agreement. Distributor shall not, directly or indirectly, solicit sales of the Products outside of the Territory without the prior written consent of AltiGen. AltiGen retains the right to sell the Products directly to other parties in the Territory, including, by way of illustration but not limitation, distributors, original equipment manufacturers and End Users. Distributor shall have no right to modify the Product or Documentation without the prior written approval of AltiGen. Distributor agrees not to (a) reverse engineer, de-compile, disassemble or otherwise reduce the Product to human-perceivable form, or to encourage or assist third parties in doing so or
(b) distribute the Product by rental or lease. All rights not expressly granted herein are retained by AltiGen. Distributor shall have no right to make copies from a golden master or grant End Users the right to make copies from a golden master absent further agreement between AltiGen and the Distributor.


3.   OWNERSHIP

     Except as specified in this Agreement, AltiGen does not grant to Distributor any rights in or to any Intellectual Property related to the Product or to any materials furnished hereunder. The Intellectual Property embodied in the Product, all modifications thereto, and all Documentation thereof, are proprietary to AltiGen, and AltiGen retains all right, title and interest in and to such Intellectual Property.


4.   PRICES AND PAYMENTS

     4.1. Prices. Distributor shall pay AltiGen, for each Product and upgrade, the Distributor list price for the Product as set forth on Exhibit B.
     Both the AltiGen standard list price and the Distributor's discount levels are subject to change by AltiGen from time to time in its sole discretion upon [*] written notice to Distributor. Orders requesting delivery after receipt of notice of a price or discount change will be charged at the new price or discount level.

     4.2. Distributor Pricing. Distributor is free to determine its own resale prices for the Products..Although AltiGen may publish suggested list prices, these are suggestions only and are not binding in any way.

     4.3. Payment. Upon approval of credit by AltiGen, payment for additional orders shall be due and payable within [*] following shipment. Invoices not paid when due shall accrue interest on an annual basis from the date due until paid of [*] on any outstanding balance, or the maximum legal rate allowed by law, whichever is less. All Products ordered in excess of any credit limit shall be paid for in acceptable currency in

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     advance of shipment, by a letter of credit drawn upon a bank acceptable to
     AltiGen. a bank cashier's check, or a bank wire transfer AltiGen reserves the right to vary, change, or limit the amount or duration of credit to be allowed to Distributor, either generally or with respect to a particular order. In the event AltiGen does not extend credit to Distributor, payment for all purchases hereunder shall be made in advance of shipment or, AltiGen's option, C.O.D.

     4.4. Distributor Price Protection. AltiGen shall notify Distributor of the effective date of a price decrease for any of the Products covered herein. Inventory acquired by Distributor from AltiGen less than [*] before the effective date of the price decrease and not yet sold or under a contract for sale will be granted price protection as set forth herein. [*] To obtain price protection, within [*] of receipt of AltiGen's notice of the price decrease, Distributor shall provide to AltiGen a written inventory report showing by part number the quantity of each AltiGen Product in the Distributor's inventory as of the effective date of the price decrease. Price protection will not be granted in the case of a temporary price decrease or special promotion.

5.   STOCK ROTATION

     5.1. Inventory Balancing. Provided that Distributor issues a simultaneous offsetting purchase order, Distributor may, once during each quarter, return for credit Product purchased in excess of the quarterly Purchase Objectives for up to a maximum of [*] dollar sales invoiced by AltiGen during the immediately preceding quarter. The credit issued for the returned inventory will be based on the [*] at which the Products were available to Distributor during the period commencing with the date on which the Product was purchased and ending on the date the Product was returned., and may be used on a dollar-for-dollar basis solely to purchase additional Product pursuant to the offsetting purchase order. The right to balance inventory granted herein must be exercised by the last day of the second month of the quarter. Distributor shall submit a request for authorization to return Product for inventory balancing which shall state the quantity of Product to be returned. Upon receipt of such request, AltiGen shall issue a return of materials authorization number. Inventory returned under this section must be accompanied by a return of materials authorization number assigned by AltiGen and (i) in merchantable condition, in its factory-sealed packaging, or (ii) if the returned Product is returned because defective by virtue of being in breach of the warranty provided for in the End-User Agreement, returned with the entire contents of such Product package. All Products returned under this subsection (5.1) shall be returned within thirty (30) days of the date of issuance of the return of materials authorization number. Distributor shall pay for the shipping of returned Products to AltiGen and AltiGen shall pay for the shipping of replacement Product sent to Distributor.

     5.2. Product Refresh. AltiGen may, at its sole discretion, modify the Products. For purposes of this Agreement, AltiGen shall have sole discretion as to whether a Product is deemed to be a new version of an existing Product to be provided to Distributor under the

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     terms of this Agreement or a new Product requiring execution of an appendix to this Agreement prior to distribution. Once a new version of a Product covered by this Agreement begins shipping, Distributor shall have thirty
     (30) days from the first AltiGen shipment date of the new version to Distributor, or from written notification by AltiGen of the new version, whichever is later, (i) to submit an offsetting purchase order for an equal dollar-for-dollar value of the new version of the Product and (ii) to return Product from the prior release from Distributor's inventory that was shipped by AltiGen to Distributor within the previous ninety.(90) days.
     Such returns shall be shipped at Distributor's expense. Returned Product will be exchanged by AltiGen on a dollar for dollar basis, proportional with any price increase or decrease, with the new version of the Product and shipped to Distributor at AltiGen's expense. Product returned under this provision must be in merchantable condition and in its original factory-sealed packaging. The right to refresh Product under this subsection (5.2) shall be in addition to Distributor's inventory-balancing right under subsection (5.1) above.

     5.3. Product Discontinuation. AltiGen shall provide Distributor with one hundred eighty (180) days written notice prior to AltiGen's discontinuation of any Product. Upon receipt of such notice, Distributor shall have the right to return all discontinued Products purchased within sixty (60) days after the notice of discontinuation for a credit to Distributor's account of the Product's purchase price less any discounts or credits previously received. Credits granted hereunder can only be used for future purchases of Products. The right to return discontinued Product under this subsection (5.3) shall be in addition to Distributor's inventory-balancing right under subsection (5.1) above.

     5.4. Distributor Financial Condition. Distributor represents and warrants that it is and at all times during the term of this Agreement shall remain in good financial condition, solvent and able to pay its bills when due. Distributor further represents and warrants that it has and at all times during the term of this Agreement shall retain the ability to order and pay for all Product Distributor is obliged to purchase under Section 7.2 below. From time to time, on reasonable notice by AltiGen, Distributor shall furnish financial statements as necessary to determine Distributor's financial condition.

     5.5. Taxes. Prices calculated in accordance with Exhibit B are exclusive of all applicable taxes. Distributor agrees to pay all taxes associated with the marketing, distribution and delivery of the Products ordered, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on AltiGen's net income. Any tax or duty AltiGen may be required to collect or pay upon the marketing or delivery of the Products shall be paid by Distributor and such sums shall be due and payable to AltiGen upon delivery. If claiming a tax exemption, Distributor must provide AltiGen with valid tax exemption certificates at the time of invoicing.

6.   PRODUCT CHANGES

     AltiGen shall have the right, in its sole discretion, without liability to Distributor, to (a) change the Products available on the Product List, (b) change the design, or discontinue developing, producing, licensing or distributing any of the Products covered by this

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Agreement and (c) announce new Products to which the terms and conditions of this Agreement do not apply The parties agree that additional Products may be added to the Agreement by execution of an appendix to this Agreement setting forth any special terms, conditions, modifications or deletions necessary for the additional Products Additional Products shall be deemed to be added to this Agreement to the extent AltiGen accepts an, purchase orders for Products not otherwise listed on the Product List

7.   ORDERS

     7.1. Procedure. All orders for Products placed by Distributor shall be in writing.

     7.2. Acceptance of Orders. All orders for Products by Distributor shall be subject to acceptance by AltiGen and shall not be binding on AltiGen until the earlier of written confirmation or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped.

     7.3. Controlling Terms. The terms and conditions of this Agreement and of the applicable AltiGen order confirmation pursuant to Section 7.2 ("Acceptance of Orders") above, shall apply to each order accepted or shipped by AltiGen hereunder. Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgment, or confirmation other than confirmation pursuant to Section 7.2 above that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

     7.4. AltiGen Order Cancellation. AltiGen reserves the right to cancel or suspend any orders placed by Distributor and accepted by AltiGen, or to refuse or delay shipment thereof, if Distributor (a) fails to make any payment as provided herein or in any invoice, (b) fails to meet credit or financial requirements established by AltiGen, or (c) otherwise fails to comply with the terms and conditions of this Agreement.

     7.5. Distributor Order Cancellation. Orders accepted by AltiGen may be canceled without penalty if written notice of cancellation is given to AltiGen and the notice is received by AltiGen at least [*] prior to the scheduled shipment date. Orders canceled less than [*] prior to the scheduled shipment date will be subject to a cancellation payment of [*] of the invoice value of the canceled order. In no event may Distributor cancel any order or any portion of an order after shipment.

     7.6. Product Availability. AltiGen will use reasonable efforts to fill orders for Products and meet requests for shipment dates subject to Product availability and AltiGen production and supply schedules. Should orders for Products exceed AltiGen's available inventory, AltiGen will allocate its available inventory and make deliveries on a basis AltiGen deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation.

     7.7. Obligation to Ship in Presence of Breach. Even where AltiGen accepts a purchase order, AltiGen shall not be obligated to ship Products if Distributor is in arrears on

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     payments owing to AltiGen or otherwise in breach of the Agreement at the time of the scheduled shipment.

     7.8. Delivery. AltiGen will ship Products F.O.B. origin. Distributor may change the designated locations by providing AltiGen with written notice of such change, and the notice is received by AltiGen at least fifteen (15) days prior to the estimated shipment dates The right to change a designated location does not include any right to drop ship to customer sites.

8.   DISTRIBUTOR OBLIGATIONS

     8.1. Packaging. Distributor shall distribute either (i) unopened boxes of Product or (ii) AltiGen products integrated within the chassis of a computer "server."

     8.2. Authorized Distributor Program. AltiGen has instituted an AltiGen Authorized Distributor Program. Distributor agrees to market the Products in compliance with AltiGen's Authorized Distributor Program.

     8.3. Business Plan. Within ninety (90) days of the Effective Date, Distributor shall provide to AltiGen a business plan setting forth Distributor's plans for promoting the Products. Distributor agrees to provide an updated business plan in accordance with the schedule for updating such as specified by AltiGen. At least twice each year, AltiGen may conduct reviews to evaluate Distributor's performance under such business plan.

     8.4. Purchase Objectives; Inventory. Distributor and AltiGen shall agree upon quarterly Purchase Objectives. The initial Purchase Objectives are stated in Exhibit C. Distributor acknowledges that AltiGen may terminate the Agreement for failure to order and pay for the quantity of Product set forth in the Purchase Objectives each and every quarter. As a part of meeting its Purchase Objectives, Distributor shall maintain an inventory of Products and warehousing facilities sufficient to serve adequately the demands of Dealers on a reasonably timely basis. If such inventory equals or exceeds the quantity of Products necessary to meet reasonably anticipated demands of Dealers for a period of at least 60 days, Distributor shall be deemed to have fulfilled its inventory requirements hereunder (as distinct from its Purchase Objectives).

     8.5. Point of Sale Reports. During the term of this Agreement, Distributor shall provide to AltiGen a monthly report containing the following information: (i) the submitter account number, (ii) the destination company's (Dealers') name, (iii) the "ship to" address, zip code and area code and (iv) the part number of the Products shipped. Such report, with respect to a calendar month, shall be delivered to AltiGen no later than the fifteenth (15th) day of the following calendar month.

     8.6. End User Satisfaction. Distributor agrees that the Products marketed under this Agreement are technically complex and require high-quality, individualized pre-marketing and post-marketing support. This support is necessary to achieve and maintain high End User satisfaction. Therefore, Distributor agrees that high End User satisfaction is a

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     condition of distribution authorization by AltiGen. The distribution channels established by AltiGen, and the obligations placed on Distributors, exist to ensure high End User satisfaction. Distributor agrees to market the Products only in accordance with this Agreement and not to market the Products by mail order In addition, in order to assure high End User satisfaction, Distributor agrees to

           (a) report to AltiGen promptly and in writing all suspected and actual problems with any Product;
           (b) maintain a shipment report identifying for each End User, the Products sold, the date of sale, and each Product's serial number;
           (c) retain all shipment reports for five years after the date of sale, and assist AltiGen, upon request, in tracing a Product to a End User, in order to distribute critical Product information, locate a Product for safety reasons, or discover unauthorized marketing or infringing acts;
           (d) conduct business in a manner which reflects favorably at all times on the Products, goodwill and reputation of AltiGen;
           (e) avoid deceptive, misleading or unethical practices which are or might be detrimental to AltiGen or its Products;
           (f) refrain from making any false or misleading representations with regard to AltiGen or its Products; and
           (g) refrain from making any representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by AltiGen.

     8.7. Promotional Efforts. Distributor shall use its reasonable best efforts to market and distribute the Products to original equipment manufacturers, system integrators and Dealers in the Territory. Distributor may advertise the Products in advertising media of Distributor's choice, provided that the primary audience or circulation is located in the Territory. Distributor shall make full use of all promotional material supplied by AltiGen and make available literature and other information that AltiGen requires to be transmitted to such End Users. In all advertising and promotion of the Products, Distributor shall comply with AltiGen's standard cooperative advertising policies as specified from time to time by AltiGen.

     8.8. Demonstration System. Distributor shall maintain a demonstration system capable of supporting the most technically advanced Products. Distributor shall use such demonstration system both to facilitate its ability to fulfill its End User support obligations, and to support its sales efforts.

     8.9. Training. To assist Distributor with the distribution and support of Products, AltiGen or its vendors may provide training to certain Distributor employees for any new Product release during the term of this Agreement, upon AltiGen's reasonable request, and Distributor shall use reasonable best efforts to have Distributor's inside and outside sales force present for such training sessions. AltiGen may make training available to other Distributor personnel at an additional charge to be agreed upon by the parties.

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     8.10.  Distributor Personnel. Distributor shall train and maintain a sufficient number of capable technical and sales personnel to serve the demands of End Users for the Products, for service and support of the Products, call on all End Users with reasonable frequency and answer promptly all End User inquiries or requests for information regarding the Products. Distributor and its staff shall develop and maintain sufficient knowledge of the industry, the Products, and competitive offerings (including specifications, features, and functions) so as to be able to demonstrate and support the Products for End Users. Distributor shall provide all End Users with technical support and other assistance appropriate for the promotion, marketing, and distribution of the Products. Distributor shall attend AltiGen's distribution meetings.

9.   SUPPORT

          AltiGen shall make the sales support described in Exhibit D hereto available to Distributor (but not its End Users) during the term of this Agreement. AltiGen may provide End Users with support and maintenance under a separate agreement.


10.  TRADEMARKS AND CONFIDENTIAL INFORMATION

     10.1. Trademarks. AltiGen shall have and retain sole ownership of AltiGen's logo, trade names and trademarks ("Trademarks"), including the goodwill pertaining thereto. AltiGen hereby grants to Distributor the right to use and display the Trademarks solely in connection with and solely to the extent reasonably necessary for the marketing, distribution, and support of the Products within the Territory in accordance with the terms and conditions of this Agreement. Distributor shall not do or suffer to be done any act or thing that would impair AltiGen's rights in its Trademarks or damage the reputation for quality inherent in the Trademarks. AltiGen has the right to take all action which it deems necessary to ensure that the advertising and promotional materials related to the Products utilized by Distributor are consistent with the reputation and prestige of the Trademarks. Distributor shall market, distribute, and support the Products only under the Trademarks, and not any other trademark or logo. Distributor shall not use the Trademarks or any other trademarks or trade names of AltiGen or any word, symbol, or design confusingly similar thereto, as part of its corporate name, or as part of the name of any product of Distributor. Distributor shall not (i) remove, alter or overprint the Products copyright notices, trademarks, and logos, or packaging, (ii) attach any additional trademarks to the Products without AltiGen's prior written consent or (iii) affix any of the Trademarks to any non-AltiGen products. Distributor agrees that any goodwill which accrues because of Distributor's use of the Trademarks shall become AltiGen's property. Distributor further agrees not to contest AltiGen's Trademarks or tradenames, or to make application for registration of any AltiGen Trademarks or tradenames.

     10.2. Confidential Information. During the term of this Agreement, and for a period of three (3) years thereafter, Distributor will maintain in confidence any confidential or proprietary information of AltiGen disclosed to it by AltiGen including, without limitation, any information regarding scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to AltiGen, whether in oral, written, graphic or electronic form ("Confidential Information"). All Confidential Information must be

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     conspicuously marked "CONFIDENTIAL" or, if orally disclosed, reduced to writing within fifteen (15) days after disclosure and marked "CONFIDENTIAL" Distributor will not use, disclose or grant use of such Confidential Information except as expressly authorized by AltiGen To the extent that disclosure is authorized by AltiGen, Distributor will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by AltiGen. Distributor will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Distributor will promptly notify AltiGen upon discovery, of any unauthorized use or disclosure of the Confidential Information.

     10.3.  Exceptions. The obligations of confidentiality contained in Section
     10.2 will not apply to the extent that it can be established by Distributor by competent proof that such Confidential Information:

            (a) was already known to Distributor, other than under an obligation of confidentiality, at the time of disclosure by AltiGen,
            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Distributor;
            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Distributor in breach of this Agreement;
            (d) was disclosed to Distributor, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

11.  INDEMNIFICATION

     11.1. AltiGen Indemnity. Subject to the limitations set forth herein below, AltiGen shall defend Distributor with respect to any claim, suit or proceeding brought against Distributor to the extent it is based upon a claim that any Product sold pursuant to this Agreement infringes upon any U.S. patent, U.S. trademark, U.S. copyright or U.S. trade secret of any third party; provided, however, that Distributor (i) promptly notifies AltiGen in writing of such claim, suit or proceeding; (ii) gives AltiGen the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and (iii) gives assistance and full cooperation for the defense of same, and, further provided, that AltiGen's liability with respect to portions of Products provided by or licensed from third parties will be limited to the extent AltiGen is indemnified by such third parties. AltiGen shall pay any resulting damages, costs and expenses finally awarded to a third party, but AltiGen shall not be liable for such amounts, or for settlements incurred by Distributor, without AltiGen's prior written authorization. If a Product is, or in AltiGen's opinion might be, held to infringe as set forth above, AltiGen may, at its option, replace or modify such Product so as to avoid infringement, or procure the right for Distributor to continue the use and resale of such Product. If neither of such alternatives is, in AltiGen's opinion, reasonably possible, the infringing Product shall be returned to AltiGen, and AltiGen's sole liability, in addition to its obligation to reimburse any awarded damages,

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     costs and expenses set forth above, shall be to refund the purchase price paid for such Products by Distributor

     11.2. Exclusions. The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Products in any manner for which the Products were not designed, or for use of Products other than the uses and distributions designated by AltiGen, for use of any Product that has been modified by Distributor or any third party without written consent of AltiGen, or for use of any Product in connection with or in combination with any equipment, devices or software that have not been supplied by AltiGen. Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on Distributor's activities occurring subsequent to its receipt of notice of any claimed infringement unless AltiGen shall have given Distributor written permission to continue to market and distribute the allegedly infringing Product.

     11.3.  Entire Liability and Limitation. THE FOREGOING SECTIONS 11.1 AND
     11.2 STATE THE SOLE AND EXCLUSIVE REMEDY OF DISTRIBUTOR AND THE ENTIRE LIABILITY AND OBLIGATION OF ALTIGEN WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF. IN NO EVENT SHALL ALTIGEN'S LIABILITY UNDER SECTION 11.1 FOR INDEMNITY OF DISTRIBUTOR WITH RESPECT TO INFRINGEMENT OF A PATENT, COPYRIGHT, TRADEMARK OR TRADE SECRET EXCEED THE AMOUNTS PAID TO ALTIGEN BY DISTRIBUTOR UNDER THIS AGREEMENT IN THE PREVIOUS CALENDAR YEAR FOR THE PRODUCTS DISTRIBUTED BY DISTRIBUTOR PURSUANT TO THIS AGREEMENT.

     11.4. Indemnity by Distributor. DISTRIBUTOR AGREES TO INDEMNIFY AND HOLD ALTIGEN HARMLESS FROM ANY CLAIMS, SUITS, PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUSIVE OF ALTIGEN'S REASONABLE ATTORNEYS'
     FEES) MADE AGAINST OR INCURRED BY ALTIGEN AS A RESULT OF NEGLIGENCE, MISREPRESENTATION, OR ERROR OR OMISSION ON THE PART OF DISTRIBUTOR OR REPRESENTATIVE OF DISTRIBUTOR. DISTRIBUTOR SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL INDEMNIFY AND HOLD ALTIGEN HARMLESS FROM, ANY CLAIMS, WARRANTIES OR REPRESENTATIONS MADE BY DISTRIBUTOR OR DISTRIBUTOR'S EMPLOYEES OR AGENTS WHICH DIFFER FROM THE WARRANTY PROVIDED BY ALTIGEN IN ITS END USER AGREEMENT.

12.  WARRANTY

     12.1. AltiGen Warranty. AltiGen warrants the Products TO END USERS ONLY pursuant to the terms and conditions of the End-User Agreement and no warranty is extended to the Distributor.

     12.2. Limitations and Disclaimer EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN THE END USER AGREEMENT, ALTIGEN EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED RELATING TO THE PRODUCTS, AND FURTHER EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE PRODUCTS OTHER THAN AS PROVIDED IN THE END USER AGREEMENT. DISTRIBUTOR SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF ALTIGEN.

     12.3. Distributor's Warranty. Distributor hereby represents and warrants to AltiGen that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects AltiGen's intellectual property rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity to which Distributor is subject.

13.  LIMITATION ON LIABILITY

     13.1. Waiver of Consequential Damages. IN NO EVENT WILL ALTIGEN BE LIABLE TO DISTRIBUTOR OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSS OF INCOME, LOSS OF PROFITS OR LOSS OF DATA, EVEN IF ALTIGEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE GRANT OF THE LICENSE HEREUNDER.

     13.2. Limitation of Liability. ALTIGEN'S TOTAL LIABILITY TO DISTRIBUTOR OR ANY THIRD PARTY HEREUNDER SHALL NOT EXCEED THE AMOUNT PAID FOR THE PRODUCTS DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CLAIM GIVING RISE TO SUCH LIABILITY AROSE.

     13.3. Third Party Claims. AltiGen shall not be liable for any claim by Distributor based on any third party claim, except as stated in Section 11 of the Agreement.

14.  TERM AND TERMINATION

     14.1. Term. Subject to the provisions of Sections 14.2 and 14.3 below, this Agreement is valid for a term of one year and shall be renewed automatically for additional one year terms provided that each party shall have the right to terminate this Agreement for convenience upon ninety (90) days written notice prior to the end of the initial term or any subsequent term of the Agreement.

     14.2. Termination for Cause. AltiGen may terminate the Agreement for cause if Distributor fails to meet its payment obligations under the Agreement and such failure continues for ten (10) days following receipt of written notice from AltiGen. In addition, either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party if such other party materially breaches this Agreement and such material breach is not cured within the thirty (30) day period following delivery of notice. Either party shall have the right to terminate this Agreement immediately in the event the other party terminates its business, or becomes subject to any bankruptcy or insolvency proceeding under Federal or State statute, and such petition is not dismissed within sixty (60) days.

     14.3. Effect of Termination. For a period of sixty (60) days following termination of this Agreement, Distributor may distribute any Products in Distributor's possession at the time of termination, provided, however, that if AltiGen has terminated the Agreement pursuant to Section 14.2, Distributor's right to distribute the Products shall immediately terminate. Following any permitted distribution, Distributor shall return to AltiGen or, at AltiGen's request, destroy the copies of the Products and Documentation then in its possession. In addition, Distributor shall be entitled to retain one (1) copy of the Product following termination solely for the purposes of providing support to End Users. AltiGen shall apply the value of any returned Products to any outstanding credit balance in Distributor's account. The termination of this Agreement shall not act to terminate the licenses granted to End Users pursuant to this Agreement.

     14.4. Acceleration of Payment. Upon termination of the Agreement by AltiGen for cause, the due dates of all outstanding invoices for Products will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions of orders remaining un-shipped as of the effective date of such termination shall automatically be canceled.

15.  MISCELLANEOUS

     15.1. Nonexclusivity. AltiGen retains the right to market, distribute, and support the Products in the Territory directly to or through any person or entity on any terms deemed desirable by AltiGen in its sole discretion.

     15.2. Modification and Amendment. Except with respect to Exhibit B hereof, this Agreement may be modified or amended only in writing by the consent of both parties.

     15.3.  Survival. Sections 10.2, 10.3, 11, 12, 14.3, 14.4 and 15 shall survive termination of this Agreement for three (3) years.

     15.4. Governing Law and Arbitration. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents. Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be finally settled by arbitration. If AltiGen applies for arbitration, then the matter shall be decided by the Japan Commercial Arbitration Association, under its Commercial

     Arbitration Rules in Tokyo, Japan. If Distributor applies for arbitration, then the matter shall be decided by the American Arbitration Association, under its Commercial Arbitration Rules in Sunnyvale, California. Each party hereto is bound by an arbitration award rendered Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     15.5 Toll Fraud. Distributor is forbidden from stating or implying that AltiGen Products provide immunity from fraudulent intrusion (Toll Fraud). Distributor must use this language on all sales materials and contract involving AltiGen Products.

     15.6. Notices. All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by a national overnight courier service or by registered or certified, return receipt requested mail to the other party at the addresses first set forth above. All notices, demands, or consents shall be deemed effective upon personal delivery or seven (7) days following dispatch via first class mail or three (3) business day following deposit with any national overnight courier service in accordance with this section.

     15.7. No Partnership of Joint Venture. No agency, employment, partnership, joint venture, or other joint relationship is created hereby, it being understood that Distributor and AltiGen are independent contractors vis-a-vis one another and that neither has any authority to bind the other in any respect whatsoever.

     15.8. Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

     15.9. Export Control. The parties acknowledge that the Products may be subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, and hereby agree to obey any and all such laws. The parties agree to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and with all applicable foreign laws relating to the use, importation, licensing or distribution of the Products.

     15.10. Assignment. Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of its voting stock or capital assets or to an entity with which such party merges or is consolidated.

     15.11. Severability and Waiver. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

     15.12. Entire Agreement. This Agreement and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     15.13 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

     15.14. Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits hereto, and incorporated herein by reference, as of the date first written above.


ALTIGEN                                         DISTRIBUTOR

/s/ Gilbert Hu                                  /s/ Masaharu Shinya
--------------------------------                --------------------------------
Signed                                          Signed


Gilbert Hu                                      Masaharu Shinya
--------------------------------                --------------------------------
Print Name                                      Print Name

President                                       President
--------------------------------                --------------------------------
Title                                           Title

            4/21/97                                         4/21/97
--------------------------------                --------------------------------
Date                                            Date

                                  EXHIBIT A

              ALTIGEN COMMUNICATIONS, INC. - END USER AGREEMENT

     NOTICE -- READ THIS BEFORE OPENING THIS PACKAGE, INSTALLING THE PC
                       HARDWARE OR USING THE SOFTWARE

OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE OR USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. READ ALL OF THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT PRIOR TO OPENING THIS PACKAGE OR USING THE SOFTWARE. IF YOU DO NOT ACCEPT THESE TERMS, YOU MUST RETURN THIS PACKAGE UNOPENED WITHIN FIVE (5) DAYS OF OBTAINING THE PACKAGE, WITH YOUR RECEIPT, AND YOUR MONEY WILL BE RETURNED.

                                   * * * *

PLEASE NOTE THAT YOU MAY NOT USE, COPY, MODIFY OR TRANSFER THE PROGRAM, THE PC HARDWARE OR DOCUMENTATION OR ANY COPY, EXCEPT AS EXPRESSLY PROVIDED 1N THIS AGREEMENT.

LICENSE. This software program (the "Program") and the documentation (the
-------
"Documentation") are licensed, not sold, to you. The term "Program" shall also include any updates of the Program licensed to you by AltiGen. Subject to the terms of this agreement, you have a non-exclusive and nontransferable right to use the Program, Personal Computer Card (the "PC Hardware") and Documentation. You agree to use your best efforts to prevent and protect the contents of the Program, the PC Hardware and Documentation from unauthorized disclosure or use. AltiGen and its licensors reserve all rights not expressly granted to you. AltiGen's licensors are the intended third party beneficiaries of this agreement and have the express right to rely upon and directly enforce the terms set forth herein.

LIMITATIONS ON USE. You may not rent, lease, sell or otherwise transfer or
------------------
distribute copies of the Program, the PC Hardware or Documentation to others. You may not modify or translate the Program, the PC Hardware or the Documentation without the prior written consent of AltiGen. You may not reverse assemble, reverse compile or otherwise attempt to create the source code from the Program or the PC Hardware. You may not use AltiGen's name or refer to AltiGen directly or indirectly in any papers, articles, advertisements, sales presentations, news releases or releases to any third party without the prior written approval of AltiGen for each such use. You may not release the results of any performance or functional evaluation of any Program to any third party without prior written approval of AltiGen for each such release.

BACKUP AND TRANSFER. You may make one copy of the Program for backup purposes if
-------------------
AltiGen's copyright notice is included. You may not sublicense, assign, delegate, rent, lease, time-share or otherwise transfer this license or any of the related rights or obligations for any reason. Any attempt to make any such sublicense, assignment, delegation or other transfer by you shall be void. You may physically transfer the Program from one computer to another provided that you do not retain any copies of the Program, including any copies stored on a computer.

COPYRIGHT AND PATENT. The Program, the PC Hardware and related Documentation are
--------------------
copyrighted and patented by AltiGen and its licensors. You may make one copy of the Documentation and print one copy of any on-line documentation or other materials provided to you in electronic form. Any and all other copies of the
                                              -------------------------------
Program and any copy of the Documentation made by you are in violation of this
------------------------------------------------------------------------------
license.
--------

OWNERSHIP. You agree that the Program and Documentation belong to AltiGen and
---------
its licensors. You agree that you neither own nor hereby acquire any claim or right of ownership to the Program and Documentation or to any related patents, copyrights, trademarks or other intellectual property. You own only the magnetic or other physical media (including PC Hardware) on which the Program and related Documentation are recorded or fixed. AltiGen and its licensors retain all right, title and interest in and to the Documentation and all copies and the Program recorded on the original media and all subsequent copies of the Program at all times, regardless of the form or media in or on which the original or other copies may subsequently exist. This license is not a sale of the original or any subsequent copy. All content accessed through the Program is the property of the applicable content owner and may be protected by applicable copyright law. This license gives you no rights to such content.

TERM AND TERMINATION. This license is effective until terminated. You may
--------------------
terminate this license at any time by destroying the Program and Documentation and the permitted backup copy. This license automatically terminates if you fail to comply with its terms and conditions. You agree that, upon such termination, you will either destroy (or permanently erase) all copies of the Program and Documentation, or return the original Program and Documentation to AltiGen, together with any other material (PC Hardware) you have received from AltiGen in connection with the Program.

LIMITED WARRANTY. AltiGen warrants the media on which the Program is furnished
------------------
to be free from defects in materials and workmanship under normal use for 30 days from the date that you obtain the Program. AltiGen warrants the PC Hardware for a period of one year from the date of consumer purchase to be free from defects in materials and workmanship. EXCEPT FOR THIS LIMITED WARRANTY, ALTIGEN AND ITS LICENSORS PROVIDE THE PROGRAM, THE PC HARDWARE AND THE DOCUMENTATION "AS IS" WITHOUT WARRANTY OF ANY KIND EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you. This warranty gives you specific legal rights and you may also have other rights which vary from state to state.

LIMITATION OF REMEDIES. AltiGen and its licensors' entire liability and your
----------------------
exclusive remedy in connection with the Program, the PC Hardware and the Documentation shall be that you are entitled to return the defective media containing the Program together with the PC Hardware and Documentation to the merchant. At the option of the merchant, you may receive replacement media containing the Program, the PC Hardware and Documentation that conforms with the limited warranty or a refund of the amount paid by you. IN NO EVENT WILL ALTIGEN OR ITS

LICENSORS BE LIABLE FOR ANY INDIRECT DAMAGES OR OTHER RELIEF ARISING OUT OF YOUR USE OR INABILITY TO USE THE PROGRAM INCLUDING. BY WAY OF ILLUSTRATION AND NOT LIMITATION, LOST PROFITS, LOST BUSINESS OR LOST OPPORTUNITY, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES, ARISING OUT OF SUCH USE OR INABILITY TO USE THE PROGRAM, EVEN IF ALTIGEN, ITS LICENSORS OR AN AUTHORIZED ALTIGEN DISTRIBUTOR, DISTRIBUTOR OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you.

This license will be governed by the laws of the State of California as applied to transactions taking place wholly within California between California residents.

U.S. GOVERNMENT END USERS. The Program is a "commercial item," as that term is
-------------------------
defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in. 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Program with only those rights set forth herein.


Rev 3.0 2/12/97

                                  Exhibit B

                       ALTIGEN DISTRIBUTOR PRICE LIST
                                 Release 3.5

                                Starter Kits
                                ------------


Part Number                               Description                                                            Price
-----------                               -----------                                                            -----

ALTI-CTIKIT-3.5   CTI starter kit. 4 trunks & 8 extensions with AltiWare system software and external             [*]
                  telephony power supply.

ALTI-CTI8400-3.5  CTI starter kit. 8 trunks & 4 extensions with AltiWare system software and external             [*]
                  telephony power supply.

ALTI-CTI4850-3.5  CTI starter kit. 4 trunks & 8 extensions with AltiWare system software and                      [*]
                  connector cable for Tellabs model T8050 internal telephony power supply.

ALTI-CTI8450-3.5  CTI starter kit. 8 trunks & 4 extensions with AltiWare system software and                      [*]
                  connector cable for Tellabs model T8050 internal telephony power supply.

ALTI-DMK4890-3.5  Demo CTI starter kit, 4 trunks & 8 extensions with AltiWare system software,                    [*]
                  external telephony power supply and Not For Resale stickers.


                             Add-On Quantum Boards
                             ---------------------

AltiWare is bundled with starter kits only, not with individual add-on Quantum boards. Therefore, add-on Quantum boards are only sold with starter kits to increase the capacity, of new systems, or as add-on boards to increase the capacity of existing systems.



Part Number                               Description                                                            Price
-----------                               -----------                                                            -----
ALTI-CD0408U      Quantum Platform, 4 trunks & 8 extensions.                                                      [*]

ALTI-CD0804U      Quantum Platform, 8 trunks & 4 extensions.                                                      [*]

ALTI-CD0012U      Quantum Platform. 12 extensions.                                                                [*]


                                  Peripherals
                                  -----------


Part Number                               Description                                                            Price
-----------                               -----------                                                            -----
CBL-25M50-01      DB25 to 50-pin Telco cable. Male to Male                                                        [*]
CBL-MVIP6-01      MVIP cable with 6 connectors                                                                    [*]

DOC-RFG01-04      4 User Pocket Reference Guides                                                                  [*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

DOC-ICM01-01      Installation Configuration & Maintenance Manual                                                 [*]

MSC-PANEL-02      12 Port Connection Panel with 50-pin F Telco connector                                          [*]

ALTI-P4890        AltiGen External Telephony Power Supply and connector cables                                    [*]


                            Detail Components List
                            ----------------------

ALTI-CTIKIT-3.5

Quantum board with 4 trunks & 8 extensions
External telephony power supply and cable
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides

ALTI-CTI8400-3.5
Quantum board with 8 trunks & 4 extensions
External telephony power supply and cable
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides

ALTI-CTI4850-3.5
Quantum board with 4 trunks & 8 extensions
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Connector cable for Tellabs model T8050 internal telephony power supply Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides

ALTI-CTI8450-3.5
Quantum board with 8 trunks & 4 extensions
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

MVIP cable
Connector cable for Tellabs model T8050 internal telephony power supply Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides

ALTI-DMK4890-3.5
Quantum board with 4 trunks & 8 extensions
External telephony power supply and cable
AltiWare system software
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
MVIP cable
Installation Configuration & Maintenance Manual
8 User Pocket Reference Guides

ALTI-CD0408U
Quantum board with 4 trunks & 8 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
8 User Pocket Reference Guides
Quick Installation Guide

ALTI-CD0804U
Quantum board with 8 trunks & 4 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
4 User Pocket Reference Guides
Quick Installation Guide

ALTI-CD0012U
Quantum board with 12 extensions
DB25-50 pin male Telco cable
12 ports connection panel with 50 pin female Telco connector
12 User Pocket Reference Guides
Quick Installation Guide

ALTI-P4890
External Telephony Power Supply (-48v & 90Vac)
Cable Assembly Kit
AC Power Cable (6')
Bridge Cable Din-Din (24")
PC Slot End Cable wit 4 Connectors (32")

                     Modification of Distributor Agreement

THIS MODIFICATION AGREEMENT is made and entered into as of this 13 day of May,
                                                               ----
1997 by and between AltiGen Communications, Inc. ("AltiGen") and Kanematsu Semiconductor Corporation ("Distributor").

Under the provisions of Subsection 15.2 of Distributor Agreement between AltiGen and KSC executed on April 21, 1997, the parties agree to modify its Subsection
1.7 as follows:

"1.7 Assigned Customers, as listed in the Exhibit E attached hereto, means customers to whom Distributor mainly promote the sale of Products. AltiGen will acknowledge and respect such assignment."

IN WITNESS WHEREOF, the parties hereto have duly executed this Modification Agreement as of the date first written above.

ALTIGEN                                         DISTRIBUTOR

/s/ Gilbert Hu                                  /s/ Masaharu Shinya
--------------------------------                --------------------------------
Signed                                          Signed


Gilbert Hu                                      Masaharu Shinya
--------------------------------                --------------------------------
Print Name                                      Print Name

President                                       President
--------------------------------                --------------------------------
Title                                           Title

            5/13/97                                         5/13/97
--------------------------------                --------------------------------
Date                                            Date